EXHIBIT 23.2
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           CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM
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We hereby consent to the incorporation by reference in this Prospectus Supplement of Alternative Loan Trust 2005-52CB Mortgage Pass-Through Certificates, Series 2005-52CB comprising part of the Registration Statement (No. 333-125902), of our report dated March 11, 2005 relating to the financial statements of XL Financial Assurance Ltd, which appears as Exhibit 99.2 in XL Capital Ltd's Annual Report on Form 10-K for the year ended December 31, 2004. We also consent to the reference to our Firm under the heading "Experts" in such Prospectus Supplement.



/s/ PricewaterhouseCoopers
PricewaterhouseCoopers
Chartered Accountants

Hamilton, Bermuda
September 23, 2005